EXHIBIT 10.5

FORM OF STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this      day of             , 2007 (the “Closing Date”), for the benefit of National Security Solutions Inc., a Delaware corporation (the “Company”), having its principal place of business at 300 Delaware Avenue, Suite 1264, Wilmington DE 19801, by                                  (the “Purchaser”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, (“Common Stock”), and

WHEREAS, the Purchaser wishes to purchase the number of Shares indicated on the signature page hereto, and the Company wishes to accept such purchase;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Purchaser do hereby agree as follows:

1. Agreement to Purchase

1.1 Purchase and Issuance of the Shares. The Purchaser hereby agrees to purchase the number of Shares indicated on the signature page hereto by the caption, “Number of Shares Being Purchased,” which Shares will be issued to the Purchaser, or his affiliates or designees. The aggregate purchase price for such Purchaser’s Shares (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Aggregate Purchase Price.”

1.2 Delivery of the Purchase Price. Upon execution of this Agreement the undersigned is hereby bound to fulfill his obligations hereunder and hereby irrevocably commits to deliver to the Company, on the date of Closing (as hereinafter defined) the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion, at the Closing.

1.3 Closing. The closing of the Offering (the “Closing”) shall take place on the Closing Date at the offices of the Company, or such other place as may be agreed upon by the parties hereto.

2. Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Purchaser understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Shares.

2.2 Intent. The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not with a view towards the distribution or dissemination thereof and the Purchaser has no present arrangement to sell the Shares to or through any person or entity. The Purchaser understands that the Shares must be held indefinitely unless such Shares are subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available.

2.3 Sophisticated Investor.

(i) The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

(ii) The Purchaser is able to bear the economic risk of his investment in the Shares for an indefinite period of time because none of the Shares have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.4 Independent Investigation. The Purchaser, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Purchaser has requested.

2.5 Rule 144 Acknowledgements. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act (“Rule 144”), which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Purchaser understands that the Shares are “restricted securities” as that term is defined in Rule 144 and that the Shares must be held indefinitely by the Purchaser unless they are subsequently registered under the Securities Act or an exemption from such registration, such as Rule 144, is available. Notwithstanding the foregoing, the Purchaser further understands and acknowledges that the SEC has taken the position that the Purchaser is considered a promoter under the Securities Act, and that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination (as defined herein), would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 will not be available for the resale of the Shares despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.6 Authority. This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party.

2.7 No Legal Advice from Company. The Purchaser acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Purchaser’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.8 Reliance on Representations and Warranties. The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

2.9 No Advertisements. The undersigned is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.10 Legend. The Purchaser acknowledges and agrees that the certificates evidencing the Shares, shall bear a restrictive legend (the “Legend”), in the form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the Shares, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iii) pursuant to any other exemption from the registration requirements of the Securities Act.

3. Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock that the Company has authority to issue is 50,000,000 Shares of Common Stock and 1,000,000 shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Common Stock in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings that may be required to be made by the Company subsequent to the Closing, and any registration statement that may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof.

4. Legends; Denominations

4.1 Legend. The Company will issue the Shares, purchased by the Purchaser in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to the Closing. The Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A LOCK-UP AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCK-UP PERIOD (AS DEFINED IN THE AGREEMENT). FURTHER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

4.2 Purchaser’s Compliance. Nothing in this Section 4 shall affect in any way the Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

4.3 Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares, if in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5. Lock-Up

Upon consummation of the IPO, the Purchaser and its designees shall enter into a securities lock-up agreement with the Company, whereby the Shares will not be sold, pledged, transferred, hedged or otherwise disposed of until the earlier of (i) one year after the consummation of a Business Combination (as hereinafter defined), or (ii) the liquidation of the Company. As used herein, a “Business Combination” shall mean an acquisition by the Company by merger, capital stock exchange, exchangeable share transaction, asset or stock acquisition or other similar business combination of one or more domestic or international operating businesses in the security or homeland defense industries having, collectively, a fair market value of at least 80% of the Company’s net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions).

6. Waiver of Liquidation Distributions

In connection with the Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event the Purchaser purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares of Common Stock so purchased shall be eligible to receive any liquidating distributions by the Company. Notwithstanding the foregoing, the Purchaser acknowledges and agrees that any such shares of Common Stock purchased by Purchaser in this private placement or in the IPO will be voted in accordance with the majority of the shares voted by the public stockholders, while any such shares of Common Stock purchased by Purchaser in the aftermarket will be voted in favor of a Business Combination. Consequently, in no event will the Purchaser have the right to convert any shares of Common Stock into funds held in the trust account with American Stock Transfer & Trust Company upon the successful completion of a Business Combination.

7. Company Redemption Right and Forfeiture of Shares.

7.1 Failure of Underwriters to Exercise Over-allotment Option in Full. On a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement (the “Underwriting Agreement”) between the Company and Banc of America Securities LLC (the “Underwriter”) or, if earlier, the date the Underwriter terminates its Over-allotment Option (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, Purchaser will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) [(750,000/5,750,000) MULTIPLIED BY NUMBER OF SHARES PURCHASED] Shares by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the Underwriter upon the exercise of its Over-allotment Option, and (ii) the denominator of which is 3,000,000.

7.2 Failure to Consummate Business Combination. All of the Shares purchased pursuant to this Agreement initially shall be subject to forfeiture to the Company in accordance with this Section 7. The Shares shall be forfeited to the Company in the event that the Company does not consummate a Business Combination, within 24 months from the consummation of the IPO, unless extended.

7.3 Termination of Rights as Stockholder. If such Shares are forfeited in accordance with this Section 7, then after such time, the Purchaser (or successor in interest) shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares. To effectuate the foregoing, all certificates representing the Shares shall be locked up as provided in Section 5 hereof. In addition, the Purchaser hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

8. Rescission Right Waiver and Indemnification.

8.1 The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Shares. In this regard, if the offering of units in the Company’s IPO were deemed to be a general solicitation with respect to the Shares, the offer and sale of such Shares may not be exempt from registration and, if not, the Purchaser may have a right to rescind its purchase of the Shares. In order to facilitate the completion of the IPO and in order to protect the Company, its stockholders and the trust account from claims that may adversely affect the Company or the interests of its stockholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Shares. The Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Shares to the Purchaser. The Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Shares hereunder or relating to the purchase of the Shares and the transactions contemplated hereby.

8.2 The Purchaser agrees not to seek recourse against the trust account for any reason whatsoever in connection with his purchase of the Shares or any Claim that may arise now or in the future.

8.3 The Purchaser acknowledges and agrees that the other stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

8.4 The Purchaser agrees that to the extent any waiver of rights under this Section 8 is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

9. Voting of Shares. Purchaser has agreed to vote the shares of Common Stock purchased by him in this private placement or acquired in the IPO in accordance with the majority of the shares of Common Stock voted by the public stockholders. In connection with securities purchased in the aftermarket, Purchaser has agreed to vote such shares of Common Stock in favor of a Business Combination that the Company negotiates and presents for approval to the Company’s stockholders.

10. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

11. Assignment; Entire Agreement; Amendment

11.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Purchaser to a person agreeing to be bound by the terms hereof.

11.2 Entire Agreement. This Stock Purchase Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

11.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

11.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

12. Notices; Indemnity

12.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

13. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14. Survival; Severability

14.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

14.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

15. Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Name of the Purchaser:
(Please print legibly)

Number of Shares Being Purchased:

Aggregate Purchase Price:

Date of Purchase:

Principal Place of Business (if applicable)

IN WITNESS WHEREOF, the Purchaser has executed this Stock Purchase Agreement as of the date first written above.

NATIONAL SECURITY SOLUTIONS INC.

By:
Name:	Howard Safir
Title:	Chairman and Chief Executive Officer

PURCHASER

By:
Name:
Title:

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